Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

dated April 15, 2021

Relating to Preliminary Prospectus

Supplement dated April 15, 2021

Registration No. 333-249538

Investor Presentation April 2021

Cautionary Statement Regarding Forward-Looking Statements This presentation is not a prospectus and is not an offer to sell, nor a solicitation of an offer to buy securities. The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement and the documents incorporated by reference therein for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that PHX Minerals Inc. (“PHX” or the “Company”) expects, believes or anticipates will or may occur in the future are forward looking statements. The words “anticipates”, “plans”, “estimates”, “believes”, “expects”, “intends”, “will”, “should”, “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to: our ability to execute our business strategies; the volatility of realized natural gas and oil prices; the level of production on our properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which we invest; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes the expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such statements will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov. Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Use of Non-GAAP Financial Information This presentation includes certain non-GAAP financial measures. Adjusted EBITDA and discretionary cash flow are supplemental non-GAAP measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. PHX defines “Adjusted EBITDA” as net income (loss) plus interest expense, provision for impairment, depreciation, depletion and amortization of properties and equipment, including amortization of other assets, provision (benefit) for income taxes and unrealized (gains) losses on derivative contracts. PHX defines “discretionary cash flow” as Adjusted EBITDA minus interest expense plus gain on sale. PHX references Adjusted EBITDA and discretionary cash flow in this presentation because it recognizes that certain investors consider Adjusted EBITDA and discretionary cash flow useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA and discretionary cash flow have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, the Company’s calculations of Adjusted EBITDA or discretionary cash flow may not be comparable to similarly titled measures of other companies. Oil and Gas Reserves The SEC generally permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC’s definitions for such terms. The Company discloses only estimated proved reserves in its filings with the SEC. The Company’s estimated proved reserves as of September 30, 2020, referenced in this presentation were prepared by DeGolyer and MacNaughton, an independent engineering firm, and comply with definitions promulgated by the SEC. Additional information on the Company’s estimated proved reserves is contained in the Company’s filings with the SEC. 2

Offering Summary Issuerï¶ PHX Minerals Inc. (NYSE: PHX) Offering Sizeï¶ 5 million shares (100% primary) Over Allotment Optionï¶ 15% ï¶ The acquisition of approximately 2,698 SCOOP net royalty acres and Use of Proceeds general corporate purposes Recent Share Priceï¶ $2.61 as of April 14th, 2021 Lead Left Bookrunnerï¶ Stifel Co-Managersï¶ Northland Capital Markets & Seaport Global Securities LLC Expected Pricingï¶ April 16th, 2021 Lock-Up Agreementï¶ 60 days 3

Investment Considerations ï¶ Actively pursue high-quality positions in the Strategy of growth via accretive mineral highly fragmented minerals space acquisitionsï¶ Minimal incremental G&A required to meaningfully scale ï¶ Acquisitions underpinned by technical Growth underpinned by complete technical expertise, engineering, and geology evaluationï¶ Target geologic / economic attributes that will attract development capital Attractive valuation relative to mineral focused ï¶ Attractive EBITDA and cash flow multiples peer groupï¶ Strong free cash flow yield ï¶ Ample supply of private minerals assets Sector dislocation provides opportunity to seeking monetization leverage public currency to scaleï¶ Limited capital market options for sellers seeking an exit ï¶ Management and Board have extensive experience and relationships throughout the Seasoned management and technical team MidContinent ï¶ Proven track record of creating value through technically driven analysis 4

Company Overview Key Statistics Net Mineral Acres (000’s) (1) Net Mineral Acres1 254,974 7% 7% 25% Average Net Interest on Producing Royalty Wells1 0.65% 1% 4% 1Q21 Net Production (Mmcfe/d)2 23.91 70% 50% 10% 1Q21 Adjusted EBITDA ($mm)3 2.8 255 76 5% Gross Wells on Production1 7,103 12% Gross WIPs1 137 Gross Active Permits1 78 9% Gross Additional Undrilled Locations4 2,125 Gross Rigs Running on PHX acreage5 6 Gross Rigs Running Within 2.5 miles of PHX acreage5 28 Production Split (2) Q1 ‘21 Production (Mmcfe/d) (2) 15% 10% 4Q 2019 1Q 2021 16% 60% 34% 5% 36% 16% 12% 7% 23.91 23.91 5% 64% 72% 6% 20% 21% 1% Royalty Interest PF for Acquisitions Source: Company information and Enverus 1 As of 12/31/20 pro forma for completed January 2021 and pending April 2021 acquisitions 2 Q1 2021 production as of 12/31/2020 (22.5 mmcfe/d) pro forma for Oct 2020, Nov 2020, Dec 2020, and Jan 2021 completed acquisitions and pending April 2021 acquisition (1.41 mmcfe/d) 5 3 See Slide 36 for non-GAAP reconciliation 4 PROB and POSS inventory based on D&M prepared reserve report as of fiscal YE2020 pro forma for Oct 2020, Nov 2020, Dec 2020 and Jan 2021 completed acquisitions and pending April 2021 acquisition 5 Provided by Enverus as of 3/31/2021

Company Leadership

Management Team	*Title*	*Years with Company*	*Experience*
Chad Stephens	CEO and Board Director	4	• CEO for PHX since 2019 • SVP –Corporate Development of Range Resources for 20 years until retiring in 2018 • B.A. in Finance and Land Management from University of Texas
Ralph D'Amico	CFO	3	• CFO for PHX since 2020 • 20 years of investment banking experience • Bachelor's in Finance from University of Maryland; MBA from George Washington University
Chad True	Director of Accounting	1	• >12 years of accounting experience • Audit and accounting positions with Grant Thornton LP, Tiptop Oil & Gas and Wexford Capital LP • B.S. and Masters in Accounting from Oklahoma State University
Carl Vandervoort	Director of Geology	1	• >14 years experience, recently managed a buy-side consulting company for private equity groups and portfolio companies • Exploration Manager for Zenergy, Inc., an Apollo Management portfolio company • B.S. in Chemistry from University of Texas; M.S. in Geophysics at University of Oklahoma
Danielle Mezo	Director of Engineering	1	• >10 years reservoir engineer experience • Reservoir engineer, acquisitions, and corporate planning positions at SandRidge Energy • B.S. in Petroleum Engineering from University of Oklahoma and licensed Professional Engineer
Kenna Clapp	Director of Land	1	• 10 years of land experience • Various land positions with Chesapeake Energy in Haynesville, Eagleford, Mid-Continent and Barnett shales • B.S. in Accounting and Finance from Oklahoma State University; JD from Oklahoma City University

Board of Directors	*Title*	*Years with Company*	*Experience*
Mark T. Behrman	Lead Independent Director	4	• CEO of LSB Industries, Inc. since 2018 • Managing Director and Head of Investment Banking of the Industrial and Energy Practices of Sterne Agee from 2007 to 2014 • MBA in Finance from Hofstra University and B.S. in Accounting, Minor in Finance from Binghamton University
Glen A. Brown	Director	1	• SVP – Exploration for Continental Resources from 2015 through 2017 • Exploration manager for EOG Resources Midcontinent from 1991 through 2003 • Bachelor's in Geology from State University of New York; Master's in Geology from New Mexico State University in Las Cruces
Lee M. Canaan	Director	6	• Founder and portfolio manager of Braeburn Capital Partners, LLC • Boardmember for EQT Corporation and Aethon Energy, LLC • Bachelor's in Geological Sciences from USC, Master's in Geophysics from UT-Austin, and MBA in Finance from Wharton
Peter B. Delaney	Director	3	• Principal with Tequesta Capital Partners since 2016 • Chariman and CEO of OGE Energy Corporation from 2007 through 2015
Christopher T. Fraser	Director	2	• Operating Partner of Advent International Corp. since 2011 • Chairman of the Board for KMG Chemicals from 2012 through 2018 • B.S. in Chemistry and Business Administration from University of Connecticut; MBA from Pepperdine
John H. Pinkerton	Director	1	• CEO of Range Resources Corporation from 1992 through 2012 • Executive Chairman and Chairman of Board of Directors for Encino Energy since 2017 • B.A. in Business Administration from Texas Christian University; Master's from the University of Texas at Arlington

PHX MINERALS

6

Diversified Mineral Position 25% 5% 70% % Producing % Leased But Not Producing % Unleased ï¶ Over 70%1 of PHX’s net mineral position is currently unleased Provides opportunity to generate additional cash flow from lease bonus payments and royalties without spending additional capital PHX has an active program in place to lease available acres Top Operators of PHX Minerals2 A diversified portfolio of minerals acts as a call option on several prospective plays & zones Source: Company information 1 As of 12/31/2020 pro forma for completed January 2021 and pending April 2021 acquisitions 2 As determined by Wells in Progress 7

Inventory by Basin Gross Undeveloped Locations Gross Sub-region PDP Wells Average NRI1 Wells In Progress2 Permits2 PROB3 POSS Contingent SCOOP 576 0.15% 62 33 950 426 160 STACK 313 0.50% 32 15 181 65 279 Haynesville 35 0.64% 25 0 48 0 0 Bakken 549 0.28% 5 10 209 9 77 Arkoma Stack 357 0.66% 2 7 128 102 76 Permian 135 2.02% 4 0 0 4 0 Fayetteville 1,344 0.40% 0 0 0 0 475 Eagle Ford 86 na 0 0 0 0 0 Other 3,708 0.8% 7 13 0 3 9 Total4 7,103 0.65% 137 78 1,516 609 1,076 Gross Undeveloped Locations 4%2% 1% 14% 32% 9% 48% 3,416 3,416 44% 9% 2% 18% 17% WIP Permits PROB POSS Contingent Note: Inventory based on D&M prepared reserve report as of fiscal YE2020 pro forma for Oct 2020, Nov 2020, Dec 2020. and Jan 2021 completed acquisitions and pending April 2021 acquisition 1 Average net interest on producing royalty wells 8 2 Wells in progress & permits are as of 12/31/2020 pro forma for completed January 2021 and pending April 2021 acquisitions 3 PROB locations are beyond SEC 5 year rule and not related to expected well performance or incremental risk 4 Other inventory is largely comprised of Ellis County Marmaton assets

Reserves Summary

Reserve Category	PV-10 Value ($mm)		
	SEC[1]	Strip[2]	$60 / $3.50[3]
PDP	$40.8	$65.6	$96.0
PUD	3.9	6.6	8.3
Total Proved Reserves	**$44.7**	**$72.3**	**$104.4**
Probable[4]	30.6	70.1	90.6
Possible[4]	21.8	29.2	38.0
Total 3P Reserves	**$97.1**	**$171.6**	**$233.0**

SEC Pricing [1]


4%
42%
22%
$97
32%

Strip Pricing[2]


4%
17%
38%
$172
41%

$60 / $3.50 Flat Pricing[3]


4%
16%
41%
$233
39%

■ PDP ■ PUD ■ Probable ■ Possible

Note:
1. Proved Reserves per 3/31/21 D&M MY report, Probable/Possible per 9/30/20 D&M YE report using 3/31/21 effective date; 3/31/21 SEC price deck of $37.52 per bbl of oil, $10.95 per bbl of NGL, $1.96 per mcf of gas
2. Proved Reserves per 3/31/21 D&M MY report, Probable/Possible per 9/30/20 D&M YE report using 3/31/21 effective date, 3/29/21 strip price of WTI/HH 21: $60.40/$2.76, 2022: $56.17/$2.64, 2023: $52.97/$2.53, 2024: $50.88/$2.55, 2025: $49.66/$2.57, 2026: $48.96/$2.60, 2027: $48.68/$2.65, 2028: $48.70/$2.68, 2029: $48.94/$2.73, 2030: $49.32/$2.79, 2031: $49.77/$2.83, 2032+: $49.08/$2.94. Pro forma for recent acquisition activity, including the pending April 2021 acquisition, dating back to October 2020
3. Proved Reserves per 3/31/21 D&M MY report, Probable/Possible per 9/30/20 D&M YE report using 3/31/21 effective date, flat price deck of $60.00 WTI /$3.50 HH utilized for all reserve categories. Pro forma for recent acquisition activity, including the pending April 2021 acquisition, dating back to October 2020
4. Probable and Possible locations scheduled out approximately 15 years

PHX MINERALS

9

Acquisition History 1 2 3 4 Bakken/ Three Forks SCOOP / STACK Haynesville Southern SCOOP December October 2020 / Nov / Dec Date: August 2018 May 2019 October 2020 Pending as of April 2021 2019 January 2021 2020 Purchase Price: $8.6mm $3.9mm $9.3mm $2.0mm $3.8mm $1.75mm $12.0mm 3,644 NMA(1) / 359 NMA / 700 NMA / 248 NMA / 223 NMA / NRA: (1) 297 NRA 2,018 NMA / 2,698 NRA 5,496 NRA 467 NRA 964 NRA 404 NRA 326 NRA Net Production2: 53 boe/d 52 boe/d 312 mcfe/d 110 mcfe/d 659 mcfe/d 330 mcfe/d 529 mcfe/d3 Gross Undeveloped / 194 / 20 83 / 47 122 / 17 97 / 21 24 / 20 21 / 12 613 / 17 WIP Locations2: Proven Track Record of Sourcing and Executing Acquisitions in Various Market Conditions Source: Company information 1 2,485 NMA / 3,378 NRA in Bakken / Three Forks; other acreage lies outside play outline and in other states 2 At time of respective acquisition 10 3 Estimated March 2021 production

PHX Well-Positioned for Future Success

EV / 2022E EBITDA (x)


15.0x
10.0x
5.0x
0.0x
7.6x
8.4x
7.5x
9.2x
11.8x
PHX
Peer 1
Peer 2
Peer 3
Peer4

Market Cap / 2022E Operating Cash Flow (x)


10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.4x
8.2x
7.0x
7.4x
7.5x
PHX
Peer 1
Peer 2
Peer 3
Peer4

2022E FCF Yield (%)


20.0%
15.0%
10.0%
5.0%
0.0%
18.4%
12.4%
15.9%
12.5%
14.0%
PHX
Peer 1
Peer 2
Peer 3
Peer4


Attractive Relative Valuation
Undervalued Upside Potential
Strong FCF Yield

PHX MINERALS

Strong FCF Generation with Upside Potential at an Attractive Valuation

PHX MINERALS

Source: Company financials and presentations. EBITDA, Operating Cash Flow, and FCF estimates per Factset as of 4/6/2021.

Note: Peer group includes MNRL, FLMN, KRP, and VNOM.

These forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile certain projections to GAAP measures are not available. The financial projects are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information are cautioned not to place undue reliance on this information. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

11

Southern SCOOP Acquisition

Acquisition Overview

Key Statistics	
NRA (1/8th)	❖ 2,698
Area	❖ Southern SCOOP – (Continental SpringBoard III)
Counties	❖ SpringBoard III AOI primarily in Stephens, Carter and Garvin Counties, OK
Key Operators	❖ Continental Resources, Marathon, Ovinitiv, Camino
Acquisition Stats	❖ Current Production: 0.529 mmcfe/d[1]
Implied Multiples	❖ $ / NRA: $4,448
Purchase price ($mm)	❖ $12.0mm (80% cash, 20% in stock)[2]

Transaction Rationale

- ✓ **Excellent Geology and rock quality – supported by well performance across acreage position**
- ✓ **Mineral positions acquired ahead of the drill bit**
- ✓ **Core focus area for a best in-class, active operator**


Acquisition
STACK
MERGE
SCOOP
ARKOMA

Source: Company information
Note:
1 Mmcfe/d is on a 6:1 basis; estimated March 2021 production
2 Seller will receive shares at the same price as the proposed equity offering

13

Sources & Uses and Capitalization

Sources of Cash		Uses of Cash	
($ in millions)		($ in millions)	
Common Stock - Follow On Offering[1]	$15.0	Southern SCOOP Acquisition	$12.0
Common Stock - Shares to Seller[2]	$2.4	Working Capital	$4.1
		Fees and Expenses[3]	$1.3
Total Sources	$17.4	**Total Uses**	$17.4

PHX Pro Forma Capitalization[5]

($ in millions)		Equity Offering	
	March 31, 2021	Adjustments	As Adjusted
Cash	$1.3	$4.1	$5.4
Revolving Credit Facility	23.5	-	23.5
Net Debt	22.2	(4.1)	18.1
Borrowing Base	29.4	-	29.4
Availability Under Revolver	5.9	-	5.9
Liquidity	7.2	4.1	11.3
LTM EBITDA[4]	9.0	-	9.0
LQA EBITDA[4]	11.1	-	11.1
Net Debt / LTM EBITDA[4]	2.5x	-	2.5x
Net Debt / LQA EBITDA[4]	2.0x	-	1.6x

PHX MINERALS

Note:
1 Assumes 5.0mm shares issued at 4/14/2021 closing price of $2.61/share and includes exercise of over allotment option
2 Shares to be issued to seller assume same price as equity offering and are subject to 120 day lockup period
3 Fees and Expenses includes $400,000 of estimated offering expenses and 6.0% gross spread for follow-on offering
4 Last 12 Months and Last Quarter Annualized EBITDA and Borrowing Base are not pro forma for the recently completed acquisitions, or pending April 2021 acquisition. These are as of December 31, 2020
5 Pro Forma Capitalization to account for recent acquisitions, including the pending April 2021 acquisition

14

Operational Highlights

- 2,018 NMA (2,698 NRA) primarily in Stephens, Carter and Garvin Counties, OK
- PDP wells: 103; DUC / WIP wells: 17; Permits: 4
- Selected key operators: Continental Resources
- Rigs running within 2.5 miles of acquisition[2]: 2
- Current production: 529 mcfe/d[3]
- Continental has highlighted the strong results from the thick Sycamore and Woodford targets in their SpringBoard III project area
  - Continental currently allocates up to 260 operated potential wells to their 33,000 net acre (~70% WI) SpringBoard III position delivering 60% - 70% oil production
  - Initial two Woodford and two Sycamore wells completed in SpringBoard III and IV outperforming 1.5 MMBoe type curve
  - Continental reported 35% - 50% RORs at strip as of 11/5/2020

SpringBoard Well Performance[1]


SpringBoard III & IV Wells
Outperforming Type Curve
Avg. Cumulative MBoe
400
300
200
100
0
0
50
100
150
200
250
Days
2 Sycamore Wells
2 Woodford Wells
1.5 MMBoe Woodford Type Curve

Southern SCOOP Area of Interest


- April 2021 Acq
- PHX Ownership
- DI Rigs as of 3-31-21
- STACK
- SCOOP
- CLR Springboard AOIs
Canadian
Oklahoma
Caddo
Grady
McClain
Cleveland
Pottawatomie
Garvin
Stephens
Murray
Cotton
Carter
I & II
IV
III

SpringBoard Project Interval Thickness[1]


SpringBoard I
SpringBoard II
SpringBoard IV
SpringBoard III
310' Thick
755' Thick
SPRINGER
SYCAMORE
(2 Targets)
WOODFORD
(2 Targets)

PHX MINERALS

Source:
1 Company information, Enverus as of 3/22/2021
1 Continental Resources February 2021 Presentation
2 Provided by Enverus as of 3/31/2021
3 Estimated March 2021 production

15

SCOOP & STACK Activity

Ovintiv
"Cube Development"

- SCOOP-STACK #1 FCF Generating Asset[3A]
- 2021 CAPEX $300 - $325 MM[3B]
- 2 Rigs Planned throughout 2021[3B]
- 14 STACK wells drilled and completed for under $5 MM[3B]

Devon / Dow JV
Row Development

- Commenced JV in 2021 – planning on 25-30 Spuds[4]
- 11 Active Permits (4 on PHX), 2 Active Rigs[4]

CLR
SpringBoard I

- 78 Woodford Producers[5A]
- 46 Completed in 2020 – performing in-line with Type Curve projections from 3Q2019[5B]
- ~50% Undeveloped Locations Remaining[5B]

CLR
SpringBoard IV

- Strategic shift to gas-weighted assets in 2H2020[5A]
- Planning on 22 gas-weighted wells on-line in 2021[5A]

SCOOP & STACK L24 Months Activity[1,2]



L24 Date of 1st Production[2]
L24 Date Spud[2]
L24 Date Permitted[2]
STACK
MERGE
N SCOOP
SpringBoard I, II
S SCOOP
SpringBoard IV
SpringBoard III
ARDMORE
MARIETTA
Custer
Blaine
Kingfisher
Canadian
Washita
Caddo
Kiowa
Grady
McClain
Comanche
Tillman
Cotton
Stephens
Jefferson
Carter
Love
Marshall
Johnston
Murray
Garvin
Pontotoc
Seminole
Pottawatomie
Cleveland
Oklahoma
Lincoln

- 885[1] gross wells have commenced operations in the last 24 months[2]
  - 612 Active Producers
  - 222 DUCs
  - 25 Drilling
  - 22 Permitted
  - 4 Completed

CLR
SpringBoard III

- SpringBoard III Update ~33,000 Net Acres, ~70% WI and up to 260 Operated undeveloped locations[5A]
- Strategic Bolt-On Acquisition of 19,500 acres for ~$200MM[5A]
- SpringBoard III & IV Sycamore & Woodford delineation wells outperforming 1.5 MMBOE Woodford Type Curve Projections[5B]

Source: Company info and Enverus
1. Source – Enverus; Accessed 3/31/2021
2. Wells with a permit date, spud date or date of 1st production in the 24 months from 3/31/2019 to 3/31/2021
3. 3A Ovintiv March 2021 IR Presentation; 3B Ovintiv September 2020 IR
4. Devon February 2021 IR Presentation
5. 5A Continental Resources November 2020 IR; 5B Continental Resources February 2021 IR

PHX MINERALS

16

Excellent Geologic Attributes


MERGE
SpringBoard I, II
Grady
McClain
SCOOP
SpringBoard IV
Stephens
SpringBoard III

Woodford Gross Thickness

- Geology has a big impact on well spacing
- Springboard III (Sho-Vel-Tum), just like Springboard IV (Core SCOOP), has ~3X net thickness and ~3x the in-place reserves compared to the Merge area
- Future upside exists in areas of higher in-place reserves as industry continues to delineate landing zones and down spacing


Sho-Vel-Tum / SpringBoard III
755' Thick
SCOOP / SpringBoard IV
515' Thick
MERGE
277' Thick
SYCAMORE
WOODFORD SHALE
~3x more reservoir volume

PHX SpringBoard III Base Case[1] Winerack & Undrilled Inventory


1,320' apart 4 wells / unit
880' apart 6 wells / unit
173 Undrilled Sycamore Locations
259 Undrilled Woodford Locations

Note:
1 PHX internally created a base case development plan using internal expertise to select undrilled inventory on a section by section basis

PHX MINERALS
17

Woodford Isopach + Key Recent Producers Springboard III & IV Woodford wells are outperforming 1.5 MMBOE6 Type Curve Projections CLR TC Projection – 1st 180 Days: ~150 MBOE61 Actual Well Performance – 1st 180 Days: ~200 MBOE61 Notable Woodford HZs 6 Months Map First Lateral Proppant Well Name Cum # Production Length Loading MBOE6 ELY 0104 1H-18X 6/1/2018 9,020 2,006 155.6 1 ELY 0104 2H-18X 6/1/2018 8,129 2,031 156.5 3 5 ELY 0104 3H-18X 6/1/2018 10,199 1,599 155.5 4 6 ELY 0104 4H-18X 1 6/1/2018 10,180 1,741 152.7 ELY 0104 5H-18X 6/1/2018 9,682 1,798 119.7 7 ELY 0104 6H-18X 6/1/2018 9,980 1,533 111.9 ELY 0104 7H-18X 6/1/2018 10,149 1,631 94.3 2 8 ELY 0104 8H-18X 6/1/2018 9,779 1,688 64.4 SKEET 17-20 LW1H 2 6/1/2019 10,210 2,355 146.8 SKEET 17-20 LW1H LOWER WOODFORD PRAIRIEDALE 1-27HW 3 12/1/2018 4,432 1,795 240.3 LANDING ZONE PRAIRIEDALE 1-34HW 4 1/1/2019 4,552 1,575 488.1 COTTONWOOD EAST 1-25-24XH 5 4/1/2017 7,790 2,003 257.5 ELY 1-25-36XH 6 7/1/2014 9,475 130.8 765 ELY 1-12H 7 6/1/2014 4,092 32.7 706 COURBET 1-27-22XHW 8 10/1/2019 9,544 3,036 156.1 Note: 1 Continental Resources February 2021 Presentation 18

SpringBoard I & II Area of Interest

- Selected key operators: Continental Resources and Marathon
- Focus area for Continental / Franco-Nevada JV
- Targeted zones include the Springer Shale, the Mississippi Sycamore and the Woodford Shale
- PHX Ownership [(1)(2)]: 976 Net Mineral Acres/636 Net Royalty Acres
- Gross Wells In Progress [(3)]: 19
- Gross Active Permits [(4)]: 0

SCOOP



SpringBoard I & II Area of Interest



WIPs
PDPs
Springboard I & II
PHX Ownership
Grady
7N
6W
7N
5W
6N
6W
6N
5W

PHX MINERALS

Source: Company info and Enverus

1 As of 12/31/2020; Includes overriding royalty acres

2 Includes open and unleased minerals (non-op working interest via well participation); the Net Royalty Acres (NRA) for open and unleased minerals are determined by evaluating the fair market value and/or the governing agreement between the mineral owner and Operator/State regulatory commission

3 Wells spud and drilled but not completed over last 24 months

4 Active natural gas and oil active horizontal permits filed in last twelve months with no spud date. Permits are valid for 18 months and extendable by an additional 6 months

19

SpringBoard III Area of Interest

- Selected key operators: Continental Resources, Camino, Ovintiv
- Targeted zones include the Mississippi Sycamore and the Woodford Shale
- PHX Ownership[1,2]: 1,298 Net Mineral Acres/1,671 Net Royalty Acres
- Gross Wells In Progress[3]: 9
- Gross Active Permits[4]: 0
- In November 2020, Continental Resources announced the "Strategic Acquisition" of Casillas Petroleum - 19,500 NMA for $200MM[5]
- Assume Continental will drill Springboard III at a similar pace to SpringBoard I (154 wells over 3 years)


SpringBoard III
1N
5W
1N
4W
1N
3W
1N
2W
GARVIN
CARTER
1S
5W
1S
4W
1S
3W
1S
2W
2S
4W
2S
3W
2S
2W
STEPHENS
Rig
Permits
WIPs
HZ Active Wells
Springboard III
Acq. April 2021
PHX Ownership

Source: Company info and Enverus
1 As of 12/31/2020 pro forma for pending April 2021 acquisition
2 Includes open and unleased minerals (non-op working interest via well participation); the Net Royalty Acres (NRA) for open and unleased minerals are determined by evaluating the fair market value and/or the governing agreement between the mineral owner and Operator/State regulatory commission
3 Wells spud and drilled but not completed over last 24 months
4 Active natural gas and oil active horizontal permits filed in last twelve months with no spud date. Permits are valid for 18 months and extendable by an additional 6 months
5 Continental Resources November 2020 Presentation

PHX MINERALS

20

PHX SCOOP Position Net Mineral Acres2 Net Production (Mmcfe/d)2 Core NMA1 Prod.3 93% 7% 90% 10% 26% Portfolio 28% 53% Contribution 23% 6,930 2.3 10% 21% 45% 27% 13% 64% 69% 21% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 33 Wells on Production (Gross / Net) 576 / 3.00 SpringBoard III Acquisition Wells in Progress (Gross / Net) 62 / 0.14 Undeveloped Locations4 1,376 Rigs Running on PHX Acreage5 2 Rigs Running Within 2.5 miles of 5 6 PHX Acreage Note: 1 Excludes open acreage 2 As of 12/31/2020 pro forma for completed Oct 2020 and pending April 2021 SCOOP acquisitions 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 4 Undeveloped Locations consists of PROB and POSS locations 21 5 Provided by Enverus as of 3/31/2021 6 As determined by Wells in Progress

Financial Overview

Financial Highlights PHX estimates Second Fiscal Quarter operating cash flows before working capital adjustments and interest expense of between $2.7mm—$3.1mm Production (mmcfe/d) Adjusted1 EBITDA ($mm) 30.4 33.6 28.4 9.3 $26 23.4 $24 8.0 9.4 $19 9.2 $10 22.4 24.3 19.0 14.1 2017 2018 2019 2020 2017 2018 2019 2020 Discretionary Cash Flow ($mm)2 Total Debt ($mm) $36 $52 $51 $24 $22 $19 $35 $29 $23.53 $12 $22 $24 $17 $4 $8 2017 2018 2019 2020 2017 2018 2019 2020 Current Source: Company filings 1 Adjusted to exclude gain on sale; See Slide 36 for a reconciliation of Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measure 2 Calculated as Adjusted EBITDA minus interest expense plus gain on sale; See Appendix for GAAP to non-GAAP reconciliation 23 3 Total debt as of 3/31/2021

Hedge Position as of March 31, 2021 Natural Gas Hedges (mcf) Crude Oil Hedges (bbl) Swap Price:1 $2.80 $2.61 $2.56 $39.37 $41.51 Collar Ceiling:1 $3.04 $3.12 $2.96 $45.00 $50.35 Collar Floor:1 $2.35 $2.40 $2.25 $36.76 $40.25 3,374,000 120,500 127,500 1,166,500 2,578,000 377,500 59,000 87,000 2,207,500 2,200,500 68,500 170,000 84,000 33,500 2 2 86,000 2 2 2 2 2021 2022 2023 2021 2022 2023 Mix of collars and swaps designed to provide upside exposure while protecting downside risk Source: Company flings 1 Gas hedge prices are in $/mcf and Oil hedge prices are in $/bbl 2 Calendar years 24

PHX ESG Focus PHX Minerals is committed to protecting the health and safety of everyone who plays a part in our operations or lives in the communities in which we operate. We recognize that strong health and safety practices have positive benefits both for us and our stakeholders. All employees and contractors, Health and Safety including vendors and suppliers, are expected to adhere to our operational principles, and, by doing so, we believe we can achieve our business goals safely, reliably, and without incident. We will not be satisfied until we succeed in eliminating all injuries, occupational hazards and diseases, and unsafe practices from our business activities. Environmental and PHX Minerals Inc. is committed to conducting its business in a socially responsible and ethical Sustainability manner that promotes the preservation of the natural environment. PHX Minerals Inc. places utmost importance on the respect and equitable treatment of all people, including our employees, contractors, and other stakeholders involved in or impacted, Human Rights directly or indirectly, by our operations. We believe the fair and ethical treatment of all individuals is not only an important consideration in conducting our business, but moreover a condition to our success. PHX Minerals Inc. expects its vendors, suppliers, and other partners to uphold high standards of conduct and to operate in accordance with all applicable laws and regulations, as well as in Vendor Code of accordance with the standards set forth in PHX’s Vendor Code of Conduct. We maintain a strong Conduct expectation that our vendors, suppliers, and other partners will adopt and observe the principles set forth in such policy with respect to any and all involvement in our business operations, regardless of geographic location. 25

Why Invest in PHX? 1 Strategy of growth via accretive mineral acquisitions 2 Growth underpinned by complete technical evaluation 3 Attractive valuation relative to mineral focused peer group 4 Sector dislocation provides opportunity to leverage public currency to scale 5 Seasoned management and technical team 26

Appendix

STACK Position Net Mineral Acres2 Net Production (Mmcfe/d)2 Core NMA1 Prod.3 16% 93% 7% 84% 6% 12% 5% Portfolio 27% Contribution 23% 5,831 3.9 10% 21% 61% 13% 64% 69% 89% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 15 Wells on Production (Gross / Net) 313 / 4.19 Wells in Progress (Gross / Net) 32 / 0.16 Undeveloped Locations4 246 Rigs Running on PHX Acreage5 1 Rigs Running Within 2.5 miles of 5 11 PHX Acreage Note: 1 Excludes open acreage 2 As of 12/31/2020 pro forma for pending April 2021 STACK acquisition 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 4 Undeveloped Locations consists of PROB and POSS locations 28 5 Provided by Enverus as of 3/31/2021 6 As determined by Wells in Progress

Southwestern Kingfisher County Area of Interest

- Selected key operators: Ovintiv and Devon
- Targeted zones include the Woodford Shale and the Meramec
- Devon / Dow Chemical JV in active row development with Dow providing 65% of partnership capital through a $100mm drilling carry over the next 4 years
- Ovintiv "cube development" posting strong returns
- PHX Ownership [1][2]: 1,328 Net Mineral Acres/2,069 Net Royalty Acres
- Gross Wells In Progress [3]: 35
- Gross Active Permits [4]: 20

Ovintiv
1 Active Rig, 25 WIPs, 12 Permits
Cube Development

Devon / Dow JV
1 Active Rig, 3 WIPs, 8 Permits
Row Development



Southwestern Kingfisher County Area of Interest
16N 12W
16N 11W
16N 10W
16N 9W
16N 8W
16N 7W
15N 12W
15N 11W
15N 10W
15N 9W
15N 8W
15N 7W
14N 11W
14N 10W
14N 9W
14N 8W
14N 7W
STACK Position
Kingfisher
Blaine
Canadian
Rig
Permits
WIPs
STACK AOI
PHX Ownership

Source: Company info and Enverus
1 As of 12/31/20
2 Includes open and unleased minerals (non-op working interest via well participation); the Net Royalty Acres (NRA) for open and unleased minerals are determined by evaluating the fair market value and/or the governing agreement between the mineral owner and Operator/State regulatory commission
3 Wells spud and drilled but not completed over last 24 months
4 Active natural gas and oil active horizontal permits filed in last twelve months with no spud date. Permits are valid for 18 months and extendable by an additional 6 months

PHX MINERALS

29

Haynesville Position Net Mineral Acres2 Net Production (Mmcfe/d)2 Core NMA1 Prod.3 99% 1% 95% 5% Portfolio Contribution 23% 471 1.2 10% 21% 13% 100% 64% 100% 69% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 0 Wells on Production (Gross / Net) 35 / 0.22 Wells in Progress (Gross / Net) 25 / 0.16 Undeveloped Locations4 48 Rigs Running on PHX Acreage5 1 Rigs Running Within 2.5 miles of 5 5 PHX Acreage Note: 1 Excludes open acreage 2 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 Haynesville acquisitions 2 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 3 Undeveloped Locations consists of PROB and POSS locations 30 4 Provided by Enverus as of 3/31/2021 5 As determined by Wells in Progress

San Augustine County Area of Interest Selected key operators: Aethon and Comstock Targeted zone is the Haynesville Shale San Augustine County Area of Interest PHX Ownership (1): Gross Wells In Pro Gross Active Permit All 16 WIPs purcha Source: Company info and Enverus 1 As of 12/31/20 2 Wells spud and drilled but not completed over last 24 months 31 3 Active natural gas and oil active horizontal permits filed in last twelve months with no spud date. Permits are valid for 18 months and extendable by an additional 6 months

Arkoma Stack Position Core NMA1 Prod.3 Net Mineral Acres2 Net Production (Mmcfe/d)2 21% 90% 10% 79% 5% Portfolio 33% Contribution 23% 11,576 4.9 10% 21% 95% 2% 65% 69% 13% 64% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 7 Wells on Production (Gross / Net) 357 / 12.54 OKLAHOMA Wells in Progress (Gross / Net) 2 / 0.00 Undeveloped Locations4 230 Rigs Running on PHX Acreage5 0 Rigs Running Within 2.5 miles of 5 0 - PHX Producing Minerals PHX Acreage - PHX Unleased Minerals—PHX Leasehold Note: 1 Excludes open acreage 2 As of 12/31/2020 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 4 Undeveloped Locations consists of PROB and POSS locations 32 5 Provided by Enverus as of 3/31/2021 6 As determined by wells on production

Bakken/Three Forks Position Core NMA1 Prod.3 Net Mineral Acres2 Net Production (Mmcfe/d)2 4% 5% 96% 95% 11% Portfolio 31% Contribution 23% 3,106 1.3 10% 21% 89% 7% 62% 13% 64% 69% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 10 Wells on Production (Gross / Net) 549 / 2.06 Wells in Progress (Gross / Net) 5 / 0.00 Undeveloped Locations4 218 Rigs Running on PHX Acreage5 0 Rigs Running Within 2.5 miles of 5 1 PHX Acreage Note: 1 Excludes open acreage 2 As of 12/31/2020 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 4 Undeveloped Locations consists of PROB and POSS locations 33 5 Provided by Enverus as of 3/31/2021 6 As determined by Wells in Progress

Permian Position Core NMA1 Prod.3 Net Mineral Acres2 Net Production (Mmcfe/d)2 88% 1% 8% 9% 99% Portfolio 12% 7% 15% Contribution 77% 23% 38,788 0.1 10% 21% 85% SM Energy Rockstar Area 13% 64% 69% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 Permits on File 0 Wells on Production (Gross / Net) 135 / 1.28 Wells in Progress (Gross / Net) 4 / 0.14 Undeveloped Locations4 4 Rigs Running on PHX Acreage5 2 Delray Oil, Inc. Rigs Running Within 2.5 miles of 5 3 PHX Acreage Note: 1 Excludes open acreage 2 As of 12/31/2020 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 4 Undeveloped Locations consists of PROB and POSS locations 34 5 Provided by Enverus as of 3/31/2021 6 As determined by wells on production

Fayetteville Position Core NMA1 Prod.3 Net Mineral Acres2 Net Production (Mmcfe/d)2 90% 10% 80% 20% Portfolio 28% Contribution 23% 9,871 4.9 10% 21% 100% 13% 64% 72% 69% Producing Leased But Not Producing Open Oil NGL Gas Key Statistics2 Top Operators6 ARKANSAS Permits on File 0 1,344 / Wells on Production (Gross / Net) 22.51 Wells in Progress (Gross / Net) 0 / 0.00 Undeveloped Locations4 0 Rigs Running on PHX Acreage5 0 - PHX Producing Minerals Rigs Running Within 2.5 miles of 5 0 - PHX Unleased Minerals PHX Acreage - PHX Leasehold Note: 1 Excludes open acreage 2 As of 12/31/2020 3 As of 12/31/2020 pro forma for completed Oct 2020, Nov 2020, Dec 2020, and Jan 2021 SCOOP/STACK/Haynesville acquisitions and pending April 2021 Southern SCOOP acquisition 3 Undeveloped Locations consists of PROB and POSS locations 35 4 Provided by Enverus as of 3/31/2021 5 As determined by wells on production

Reconciliation of Non-GAAP Financial Measures Year Ended Year Ended Year Ended Year Ended ($ in millions) Sept. 30, 2017 Sept. 30, 2018 Sept. 30 2019 Sept. 30 2020 Net Income $3.5 $14.6 ($40.7) ($23.8) (+) Unrealized Gain on Derivatives (0.9) 3.9 (5.9) 3.2 (+) Income Tax Expense 0.7 (12.7) (13.5) (8.4) (+) Interest Expense 1.3 1.7 2.0 1.3 (+) DD&A 18.4 18.4 18.2 11.3 (+) Impairment 0.7 0.0 76.8 29.9 (+) Former CEO Severance 0.0 0.0 0.7 0.0 EBITDA $23.6 $26.0 $37.6 $13.5 (-) Gain On Sale 0.1 0.1 19.0 4.0 Adjusted EBITDA $23.5 $25.9 $18.6 $9.5 (+) Gain On Sale 0.1 0.1 19.0 4.0 (-) Interest Expense 1.3 1.7 2.0 1.3 Discretionary Cash Flow $22.3 $24.2 $35.6 $12.2 3 Months Ended ($ in millions) Mar. 31, 2020 June 30, 2020 Sept. 30, 2020 Dec. 31, 2020 Net Income ($20.5) ($3.6) ($1.8) ($0.6) (+) Unrealized Gain on Derivatives (3.4) 2.5 2.4 0.9 (+) Income Tax Expense (7.0) (0.9) (0.7) (0.1) (+) Interest Expense 0.3 0.3 0.3 0.3 (+) DD&A 3.4 2.5 2.5 2.3 (+) Impairment 29.5 0.4 0.0 0.0 EBITDA $2.3 $1.2 $2.7 $2.8 (-) Gain On Sale 0.0 0.0 0.7 0.0 Adjusted EBITDA $2.3 $1.2 $2.0 $2.8 (+) Gain On Sale 0.0 0.0 0.7 0.0 (-) Interest Expense 0.3 0.3 0.3 0.3 Discretionary Cash Flow $2.0 $0.9 $2.4 $2.5 Source: Company Filings 36